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                                                                      Exhibit 12
STATEMENT re:  Computation of Ratios
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
                                                                                                                 Pro Forma
                                                                                                         ---------------------------
                                                                                                             Year       Six Months
                                                                                         Six Months          Ended        Ended
                                                                                       Ended April 30,    October 31,   April 30,
                                                                                       ---------------
                                          1992     1993     1994     1995      1996     1996     1997        1996         1997
Fixed charges:                           -------------------------------------------------------------------------------------------
    Interest expense                      $ 0.9    $ 1.1   $ 2.8    $ 2.2    $  4.7   $  1.3    $ 7.3      $[    ]      $[    ]

Approximate portion of rental
  expense representative of an
  interest factor (1/3 of rent expense)     2.0      2.7     3.0      5.2       8.0      3.9      4.2         8.0          4.2
                                         ------------------------------------------------------------------------------------------
Total fixed charges                         2.9      3.8     5.8      7.4      12.7      5.2     11.5       [    ]       [    ]

Income (loss) before income taxes
  and minority interest                    41.6     35.7    15.4     40.9     (51.4)   (10.9)    (7.8)      (62.5)       (12.1)
                                         ------------------------------------------------------------------------------------------
Income (loss) before income taxes
  and minority interest and total
  fixed charges                           $44.5    $39.5   $21.2    $48.3    $(38.7)  $ (5.7)   $ 3.7      $[    ]      $[    ]

Ratio of earnings to fixed charges         15.3     10.4     3.7      6.5      (3.0)    (1.1)     0.3       [    ]       [    ]
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